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                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Airspan Networks Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated: February 14, 2001

     Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation


                                             By:  /s/ Edward F. Glassmeyer
                                                  -----------------------------
                                                  Edward F. Glassmeyer, as
                                                  General Partner or
                                                  Managing Member or as
                                                  Attorney-in-fact for the
                                                  above-listed entities
     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                             By:  /s/ Edward F. Glassmeyer
                                                  -----------------------------
                                                  Edward F. Glassmeyer,
                                                  Individually and as
                                                  Attorney-in-fact for the
                                                  above-listed individuals